Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62117, 33-81486 and 333-04555) and in the
Registration Statement on Form S-3 (No. 333-42789), of our report dated March 18, 1999, with respect to the financial statements of Applied Biometrics, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999.






PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
March 15, 2000